UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2016

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904-281-6000
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors Not Standing for Re-Election

On April 1, 2016, Gerald S. Armstrong and Mitchell M. Leidner advised the Board of Directors (the “Board”) of EverBank Financial Corp (the “Company") that they will not stand for re-election as directors of the Company at the 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"). Mr. Armstrong has served as a director since 2011, and Mr. Leidner has served as a director since 2009. Both Mr. Armstrong and Mr. Leidner serve on the Audit Committee of the Board and Mr. Armstrong is the Chairperson of the Risk Committee of the Board. Each of Mr. Armstrong and Mr. Leidner advised the Board that his decision not to stand for re-election at the 2016 Annual Meeting marks their retirement from the Board after many years of distinguished service and is not the result of any disagreement with the other Board members or with the Company on any matters involving the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp

	By:	/s/ Jean-Marc Corredor
Name: Jean-Marc Corredor
Title: Senior Vice President, Associate General Counsel and Assistant Secretary
Dated: April 6, 2016